Exhibit 10.19

AMENDED AND RESTATED

RESOURCES GROUP MANAGEMENT SERVICES AGREEMENT

This Amended and Restated Resources Group Management Services Agreement (as amended, modified or supplemented from time to time, this “Agreement”) is entered into as of August 8, 2013 by and among (i) K2M Group Holdings, Inc., a Delaware corporation (“Group Holdings”), (ii) K2M Holdings, Inc., a Delaware corporation (“Holdings”), (iii) K2M, Inc., a Delaware corporation (“K2M” and together with Group Holdings and Holdings, each a “Company” and collectively, the “Companies”), and (iv) WCAS Management Corporation, a Delaware corporation (“WCAS Management”).

RECITALS

A. On August 12, 2010 Group Holdings acquired K2M pursuant to a merger of an indirect wholly-owned Subsidiary of Group Holdings with and into K2M pursuant to the Agreement and Plan of Merger dated as of July 2, 2010 among Group Holdings, K2M, and the other persons party thereto (the “Merger Agreement”). The transactions contemplated by the Merger Agreement are referred to herein as the “Contemplated Transactions”.

B. The Indemnitees (as hereinafter defined) may have certain rights to indemnification, advancement of expenses and/or insurance provided by WCAS Management, Welsh, Carson, Anderson & Stowe XI, L.P., a Delaware limited partnership (“WCAS XI”) or their respective Affiliates (other than the Companies) under the certificates or articles of incorporation, bylaws, agreements of limited partnership or other organizational documents of the such entities or any management agreement, indemnification agreement or other contract, agreement or arrangement between any of WCAS XI or such Affiliates, on the one hand, and the Indemnitees party thereto, on the other hand, which the Companies, WCAS Management and WCAS XI intend to be secondary to the primary obligation of the Companies to indemnify Indemnitees as provided under the certificates of incorporation, bylaws or other organizational documents of the Companies or any indemnification agreement, other contract, agreement or arrangement between any of the Companies, on the one hand, and the Indemnitees party thereto, on the other hand, with the Companies’ acknowledgement of and agreement to the foregoing being a material condition to Indemnitees’ willingness to provide services to the Companies.

C. The WCAS Resources Group consists of operating executives that have been recruited and retained by WCAS Management to provide consulting services to the portfolio companies of the various investment partnerships that are from time to time managed by WCAS Management and the services provided by the WCAS Resources Group are of a nature otherwise available to such portfolio companies from unaffiliated third parties (but not of a nature historically provided by the investment professionals of WCAS Management).

D. On August 12, 2010, the parties hereto entered into a Management Services Agreement (the “Original Management Services Agreement”) and such parties desire to amend the Original Management Services Agreement on the terms and conditions set forth herein, and for administrative convenience to restate the Original Management Services Agreement as so amended. In connection therewith, the Companies desire to continue to retain WCAS

Management to make available members of the WCAS Resources Group to provide certain management, consulting, strategic, financial and other advisory services to the Companies and their respective Subsidiaries (as hereinafter defined) and Affiliates (as hereinafter defined) and WCAS Management is willing to continue to make available the members of the WCAS Resources Group to provide such services on the terms set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, agree that the Original Management Services Agreement is hereby amended and restated in its entirety as follows:

1. Resources Group Services. WCAS Management hereby agrees that it will make available to the Companies and their Subsidiaries Dan Pelak (so long as he is a member of the WCAS Resources Group) and/or other members of the WCAS Resources Group selected by WCAS Management to provide strategic, managerial and operational advice to the senior management of the Companies and their Subsidiaries, including, without limitation, (i) advice with respect to the development and implementation of strategies for improving operating performance, (ii) advice in connection with product and service offering development, marketing and distribution, (iii) advice in connection with the negotiation of agreements with suppliers, customers, landlords, licensees, licensors, strategic partners and other persons with whom the Companies and their Subsidiaries conduct business, (iv) advice in connection with intellectual property development and management and (v) advice in connection with strategic planning and analysis, human resources, executive recruitment and other operational matters. The WCAS Resources Group will devote such time and efforts to the performance of the services contemplated hereby as WCAS Management deems reasonably necessary or appropriate. The Companies acknowledge that the services of the WCAS Resources Group are not exclusive and that WCAS Management and its Affiliates and the WCAS Resources Group will render similar services to other persons and entities. WCAS Management and the Companies understand that the Companies may, at times, engage one or more consultants or other advisers to provide services in addition to, but not in lieu of, services provided under this Agreement. In providing services to the Companies and their respective Subsidiaries, WCAS Management will act as an independent contractor and it is expressly understood and agreed that this Agreement is not intended to create, and does not create, any partnership, agency, joint venture or similar relationship and that neither WCAS Management, on the one hand, nor the Companies, on the other hand, has the right or ability to contract for or on behalf of each other or to effect any transaction for each other’s account.

2. Payment of Fees. The Companies shall be jointly and severally obligated to pay to WCAS Management (or an Affiliate of WCAS Management designated by it) a fee (the “Resources Group Fee”) equal to (i) for the period prior to the date hereof and ending on June 30, 2013, the amounts payable for such period under Section 2(a) of the Original Management Services Agreement (i.e., SEVENTY FIVE THOUSAND DOLLARS ($75,000) per fiscal quarter) and (ii) beginning on July 1, 2013, TWO HUNDRED SIXTY TWO THOUSAND FIVE HUNDRED DOLLARS ($262,500) per fiscal quarter, or such other amount as may be mutually agreed to from time to time by WCAS Management and the Companies in order to reflect the scope of the services being provided and the costs incurred by WCAS Management (and its Affiliates) in making available its WCAS Resources Group personnel for purposes of providing such services. For the avoidance of doubt, all accrued but unpaid Resources Group Fees under the Original Management Agreement for the period ending on June 30, 2013 shall be payable on July 1, 2013. In furtherance of the forgoing, the Resources Group Fee may be adjusted from time to time by WCAS Management and the Companies in order for the Companies to retain unaffiliated third parties to provide services in lieu of the services of the WCAS Resources Group to be provided under this Agreement. The Resources Group Fee shall be payable quarterly in advance on or prior to the first day of each calendar quarter beginning on each January 1, April 1, July 1 and October 1. Once paid, the Resources Group Fee shall be non-refundable. Each payment made pursuant to this Section 2 will be paid by wire transfer of immediately available federal funds to an account specified by WCAS Management for such purposes, or by other means as WCAS Management and the Companies may from time to time agree.

3. Term. This Agreement will continue in full force and effect until December 31, 2020 (the “Initial Termination Date”); provided that (a) this Agreement shall be automatically extended for an additional one year period on the Initial Termination Date and on each December 31 thereafter (with the next succeeding December 31 becoming an “Extended Termination Date”) unless the Companies or WCAS Management provide written notice of their or its desire not to automatically extend the term of this Agreement to the other parties hereto at least 180 days prior to such Initial Termination Date or Extended Termination Date, as applicable, (b) WCAS Management may terminate this Agreement upon not less than 10 days written notice to the Companies, (c) either party may terminate this Agreement following a material breach of the terms of this Agreement by the other party hereto and a failure to cure such breach within 30 days following written notice thereof, (d) the Companies may, upon not less than 90 days prior written notice terminate Sections 1 and 2 of this Agreement in order to retain unaffiliated third parties to provide services in lieu of the Resources Group Services to be provided under Section 1 of this Agreement, and (e) this Agreement shall terminate upon the consummation of a Qualified Public Offering or Deemed Liquidation (each as defined in the certificate of incorporation of Group Holdings) (the period on and after the date hereof through the termination hereof being referred to herein as the “Term”); provided further, that each of (x) Sections 4, 5 and 8 of this Agreement (whether in respect of or relating to services rendered during or after the Term) and (y) any and all accrued and unpaid obligations of the Companies owed under Section 2 will all survive any termination of this Agreement or termination of Sections 1 and 2 hereof (pursuant to clause (d) above) to the maximum extent permitted under applicable law.

4. Expenses; Indemnification.

(a) Expenses. The Companies shall jointly and severally pay on demand all expenses incurred by WCAS Management, WCAS XI and their respective Affiliates (i) in connection with this Agreement, (ii) relating to operations of, or services provided by WCAS Management or any of its Affiliates to, the Companies or any of their respective Affiliates from time to time and (iii) otherwise relating to the Companies or relating to, or arising out of, the Contemplated Transactions, any investment made by WCAS XI or any of its Affiliates in the Companies or any of their respective Affiliates or the ownership or sale of all or any part of such investments by WCAS XI or its Affiliates. Without limiting the generality of the foregoing, the Companies jointly and severally agree to pay on demand all expenses incurred by WCAS Management, WCAS XI and their respective Affiliates in connection with, or relating to, (x) the preparation, negotiation and execution of this Agreement, the Merger Agreement and the Ancillary Agreements (as defined in the Merger Agreement), any other agreement relating to any of the foregoing, and the consummation of the Contemplated Transactions and any other transactions entered into by the Companies or any of their respective Affiliates during the Term (including any future financing transactions with WCAS XI or any of its Affiliates, any public offering, any future acquisition or recapitalization by any of the Companies or any of their respective Affiliates or any transaction that is a Deemed Liquidation (as defined in the certificate of incorporation of Group Holdings) or (y) any and all amendments, modifications, restructurings and waivers, and exercises and preservations of rights and remedies relating to any of the foregoing, and in each case will specifically include the fees and disbursements of counsel, accountants, consultants or advisors retained by WCAS Management, WCAS XI or their respective Affiliates or their respective consultants or advisors, and any out-of-pocket expenses incurred by WCAS Management, WCAS XI or their respective Affiliates in connection with the provision of services to the Companies or any of their respective Affiliates from time to time or the attendance at any meeting of the managers, officers or board of directors (or equivalent), including any committee thereof, of any of the Companies or any of their respective Affiliates.

(b) Indemnity and Liability. The Companies hereby jointly and severally indemnify and agree to exonerate and hold each of WCAS Management, WCAS XI and each of their respective partners, shareholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling persons, employees and agents and each of the partners, shareholders, members, directors, officers, fiduciaries, managers, controlling persons, employees and agents of each of the foregoing (collectively, the “Indemnitees”), each of whom is an intended third party beneficiary of this Agreement, free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and all costs and expenses in connection therewith, including without limitation reasonable attorneys’ fees and expenses (collectively, the “Indemnified Liabilities”), incurred by the Indemnitees or any of them as a result of, arising out of, or in any way relating to (i) this Agreement, Merger Agreement, the Ancillary Agreement, the Contemplated Transactions and any other transaction to which the Companies or any of their respective Affiliates are a party or any related transactions or (ii) operations of, or services provided by WCAS Management or its Affiliates to, any of the Companies or

any Affiliate of any of the Companies from time to time (including but not limited to any indemnification obligations assumed or incurred by any Indemnitee to or on behalf of any of the Companies or any of their respective accountants or other representatives, agents or Affiliates) except for any such Indemnified Liabilities arising from such Indemnitee’s willful misconduct, and if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, each of the Companies hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. In addition, the Companies hereby jointly and severally agree to advance to each Indemnitee all expenses incurred in connection with any indemnifiable claim referenced in the immediately preceding sentence promptly after receipt of reasonably detailed statements therefor. For purposes of this Section 4(b), none of the circumstances described in the limitations contained in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Companies, then such payments shall be promptly repaid by such Indemnitee to the Companies. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such person may have under the Merger Agreement or any other Ancillary Agreement (as defined in the Merger Agreement) or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. The Companies hereby agree that they are the indemnitors of first resort (i.e., the obligations of the Companies to any Indemnitee under their respective certificates of incorporation, or any other agreement that any of the Companies may have with the Indemnitees are primary and any obligation of WCAS Management or WCAS XI (or any of their respective Affiliates other than the Companies) to provide advancement or indemnification for the same Indemnified Liabilities (including all interest, assessment and other charges paid or payable in connection with or in respect of such Indemnified Liabilities) incurred by Indemnitee are secondary), and if WCAS Management or WCAS XI (or any Affiliate thereof other than the Companies) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification obligation (whether pursuant to any other contract, any organizational document or otherwise) with any Indemnitee, then (i) WCAS Management or WCAS XI (or such Affiliate, as the case may be) shall be fully subrogated to all rights of the applicable Indemnitee with respect to such payment and (ii) the Companies shall reimburse WCAS Management or WCAS XI (or such Affiliate) for the payments actually made. Each of the Companies hereby unconditionally and irrevocably waives, relinquishes and releases (and covenants and agrees not to exercise, and to cause each Affiliate of any of the Companies not to exercise), any claims or rights that any of the Companies may now have or hereafter acquire against any Indemnitee (in any capacity) that arise from or relate to the existence, payment, performance or enforcement of one of the Companies’ obligations under this Agreement or under any indemnification obligation (whether pursuant to any other contract, any organizational document or otherwise), including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Indemnitee against any other Indemnitee, whether such claim, remedy or right arises in equity or under contract, statute, common law or otherwise, including any right to claim, take or receive from any Indemnitee, directly or indirectly, in cash or other property or by set-off or in any other manner, any payment or security or other credit support on account of such claim, remedy or right. None of the Indemnitees will be liable to the Companies or any of their respective Affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute willful misconduct.

5. Disclaimer and Limitation of Liability; Opportunities.

(a) Disclaimer; Standard of Care. WCAS Management makes no representations or warranties, express or implied, in respect of the services to be provided by it hereunder. In no event will WCAS Management or any of the Indemnitees be liable to any of the Companies or any of their respective Affiliates for any act, alleged act, omission or alleged omission that does not constitute gross negligence or willful misconduct of WCAS Management or another Indemnitee as determined by a final, non-appealable determination of a court of competent jurisdiction.

(b) Freedom to Pursue Opportunities. In recognition that WCAS Management, WCAS XI and their respective Affiliates currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which WCAS Management, WCAS XI or their respective Affiliates or the other Indemnitees may serve as an advisor, a director or in some other capacity, and in recognition that WCAS Management, WCAS XI and their respective Affiliates and the other Indemnitees have myriad duties to various investors and partners, and in anticipation that the Companies and WCAS Management or WCAS XI (or one or more Affiliates, associated investment funds or portfolio companies, or clients of WCAS Management or WCAS XI) may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Companies hereunder and in recognition of the difficulties that may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 5(b) are set forth to regulate, define and guide the conduct of certain affairs of the Companies as they may involve WCAS Management, WCAS XI or their respective Affiliates or the other Indemnitees. Except as WCAS Management may otherwise agree in writing after the date hereof:

(i) Each of WCAS Management, WCAS XI and their respective Affiliates and the other Indemnitees will have the right: (A) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, any of the Companies or their respective Subsidiaries or Affiliates, (B) to directly or indirectly do business with any client or customer of any of the Companies or their respective Subsidiaries or Affiliates, (C) to take any other action that any of them believe in good faith is necessary to or appropriate to fulfill their obligations as described in the first sentence of this Section 5(b), and (D) not to present potential transactions, matters or business opportunities to any of the Companies or any of their respective Subsidiaries or Affiliates, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another person.

(ii) WCAS Management, WCAS XI and their respective Affiliates and the other Indemnitees will have no duty (contractual or otherwise) to communicate or present any corporate opportunities to any of the Companies or any of their respective Subsidiaries or Affiliates or to refrain from any action specified in Section 5(b)(i), and the Companies on their own behalf and on behalf of their respective Subsidiaries and Affiliates, hereby renounce and waive any right to require WCAS Management, WCAS XI or their respective Affiliates or the other Indemnitees to act in a manner inconsistent with the provisions of this Section 5(b).

(iii) None of WCAS Management, WCAS XI or their respective Affiliates or the other Indemnitees will be liable to the Companies or any of their respective Subsidiaries or Affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 5(b) or of any such person’s participation therein.

(c) Limitation of Liability. In no event will WCAS Management, WCAS XI or their respective Affiliates or the other Indemnitees be liable to the Companies or any of their respective Subsidiaries or Affiliates for any indirect, special, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, or for any third party claims (whether based in contract, tort or otherwise), relating to the services to be provided hereunder.

6. Assignment, etc. Except as provided below, no party hereto has the right to assign this Agreement without the prior written consent of the other parties. Notwithstanding the foregoing, (a) WCAS Management may assign all or part of its rights and obligations hereunder to any Affiliate of WCAS Management or WCAS XI that provides services similar to those called for by this Agreement, in which event WCAS Management will be released of all of its rights and obligations hereunder and (b) the provisions hereof for the benefit of WCAS XI and the other Indemnitees other than WCAS Management shall also inure to the benefit of WCAS XI and such other Indemnitees and their successors and assigns, each of whom is an intended third party beneficiary of their Agreement entitled to enforce its provisions as if a party hereto.

7. Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement will be effective, unless in writing and executed by each of WCAS Management and the Companies. No waiver on any one occasion will extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy will constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

8. Governing Law; Jurisdiction.

(a) Choice of Law. This Agreement and all matters arising under or related to this Agreement will be governed by and construed in accordance with the domestic substantive laws of the State of New York.

(b) Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of, based upon or relating to this Agreement or the subject matter hereof will be brought and maintained exclusively in the federal and state courts of the State of New York, County of New York. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of New York, County of New York for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard will be deemed to be included in clause (i). Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of New York. The provisions of this Section 8 will not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of the State of New York.

(c) Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDING ARISING OUT OF, BASED UPON OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY EACH OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 8(C) CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH PARTY IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY OF THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THE PARTIES HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

9. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

10. Notice. All notices, demands, and communications required or permitted under this Agreement will be in writing and will be effective if served upon such other party and such other party’s copied persons as specified below to the address set forth for it below (or to such other address as such party will have specified by notice to each other party) if (i) delivered personally, (ii) sent and received by facsimile or (iii) sent by certified or registered mail or by Federal Express, UPS or any other comparably reputable overnight courier service, postage prepaid, to the appropriate address as follows:

If to the Companies, or any of them, to them at:

K2M, Inc.

751 Miller Dr., SE

Leesburg, VA 20175

Telephone number: (703) 777-3155

Facsimile number: (703) 779-2153

Attention: Chief Executive Officer

with a copy to:

K2M, Inc.

751 Miller Dr., SE

Leesburg, VA 20175

Telephone number: (703) 777-3155

Facsimile number: (703) 779-8136

Attention: General Counsel

If to WCAS Management or WCAS XI, to it at:

c/o Welsh, Carson, Anderson & Stowe

320 Park Avenue, Suite 2500

New York, New York 10022

Attention: Sean M. Traynor

Facsimile: (212) 893-9566

with a copy to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036-8704

Attention: Christopher W. Rile, Esq.

Facsimile: (212) 596-9090

Unless otherwise specified herein, such notices or other communications will be deemed effective, (a) on the date received, if personally delivered or sent by facsimile during normal business hours, (b) on the business day after being received if sent by facsimile other than during normal business hours, (c) one business day after being sent by Federal Express, UPS or other comparably reputable delivery service and (d) five business days after being sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

11. Certain Definitions. As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any specified Person at any time, each Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person at such time.

“Person” means any natural person, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

“Subsidiary” means, with respect to Group Holdings or any other Person, any Person of which Group Holdings (or such other Person) owns securities having a majority of the voting power in electing the board of directors (or similar governing body) directly or through one or more Subsidiaries (or, in the case of a partnership, limited liability company or other similar entity, securities conveying, directly or indirectly, a majority of the economic interests in such partnership or entity), including any Person of which Group Holdings (or such other Person) or any Subsidiary serves as general partner or managing member.

12. Severability. If in any judicial or arbitral proceedings a court or arbitrator refuses to enforce any provision of this Agreement, then such unenforceable provision will be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof is found to be invalid or unenforceable, such provision will be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

13. Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which together will constitute one and the same agreement.

IN WITNESS WHEREOF, each of the parties has caused this Amended and Restated Resources Group Management Services Agreement to be executed on its behalf as of the date first above written by a duly authorized representative thereof.

WCAS MANAGEMENT:	WCAS MANAGEMENT CORPORATION

	By:	/s/ Jonathan M. Rather
	Name:	Jonathan M. Rather
	Title:	Treasurer

THE COMPANIES:	K2M GROUP HOLDINGS, INC.

	By:	/s/ Gregory Cole
	Name:	Gregory Cole
	Title:	CFO

K2M HOLDINGS, INC.

	By:	/s/ Gregory Cole
	Name:	Gregory Cole
	Title:	CFO

K2M, INC.

	By:	/s/ Gregory Cole
	Name:	Gregory Cole
	Title:	CFO

Signature Page to Amended and Restated

Resources Group Management Services Agreement